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                                                                  EXHIBIT 10.45



                                   EXHIBIT D
                                PROMISSORY NOTE



$73,417.50                                                       Largo, Florida
                                                                   July 1, 1999


         FOR VALUE RECEIVED, the undersigned hereby unconditionally promises to pay to the order of Paradyne Networks, Inc., a Delaware corporation (the "Company"), at Largo Florida, or at such other place as the holder hereof may designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of Seventy-Three Thousand Four Hundred Seventeen Dollars and Fifty Cents ($73,417.50) together with interest accrued from the date hereof on the unpaid principal at the rate of 5.67% per annum, compounded monthly or the maximum rate permissible by law whichever is less, as follows:

               PRINCIPAL REPAYMENT. The outstanding principal amount hereunder shall be due in full at the earlier of termination of employment by or association with the Company or five years from the date hereof.

               INTEREST PAYMENTS. Interest shall be payable
         [monthly/quarterly/annually in arrears/in arrears on the principal repayment date] and shall be calculated on the basis of a 360-day year for the actual number of days elapsed;

         If the undersigned fails to pay any of the principal and accrued interest when due, the Company, at its sole option, shall have the right to accelerate this Note, in which event the entire principal balance and all accrued interest shall become immediately due and payable, and immediately collectible by the Company pursuant to applicable law.

         This Note may be prepaid at any time without penalty. All money paid toward the satisfaction of this Note shall be applied first to the payment of interest as required hereunder and then to the retirement of the principal.

         The full amount of this Note is secured by a pledge of shares of Common Stock of the Company, and is subject to all of the terms and provisions of the Early Exercise Stock Purchase Agreement and the Pledge Agreement, each of even date herewith between the undersigned and the Company.

         The undersigned hereby represents and agrees that the amounts due under this Note are not consumer debt, and are not incurred primarily for personal, family or household purposes, but are for business and commercial purposes only.



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         The undersigned hereby waives presentment, protest and notice of protest, demand for payment, notice of dishonor and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note.

         The holder hereof shall be entitled to recover, and the undersigned agrees to pay when incurred, all costs and expenses of collection of this Note, including without limitation, reasonable attorneys' fees.

         This Note shall be governed by, and construed, enforced and interpreted in accordance with, the laws of the State of Florida, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.



                                       Signed
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